                                                          Exhibit No. EX-99.d.12

                             SUB-ADVISORY AGREEMENT

     AGREEMENT  made as of the 30th day of November,  2005 by and between Mercer
Global Investments,  Inc., a Delaware corporation (the "Advisor"),  and Aberdeen
Asset Management Inc., a Delaware corporation (the "Sub-Advisor").

     WHEREAS, the Advisor and the Sub-Advisor are registered investment advisers under the Investment  Advisers Act of 1940, as amended (the "Advisers Act"), and engage in the business of providing investment management services; and

     WHEREAS,  the  Advisor  has  been  retained  to act as  investment  adviser pursuant  to an  Investment  Management  Agreement,  dated  July  1,  2005  (the
"Advisory Agreement"),  with MGI Funds (the "Trust"), a Delaware statutory trust registered  with the U.S.  Securities and Exchange  Commission (the "SEC") as an
open-end management investment company under the Investment Company Act of 1940, as amended  (the "1940  Act"),  which  consists  of several  separate  series of shares,  each having its own investment  objectives  and policies,  and which is authorized to create additional series in the future; and

     WHEREAS,  the  Advisory  Agreement  permits  the  Advisor,  subject  to the supervision and direction of the Trust's Board of Trustees,  to delegate certain of its duties under the Advisory Agreement to other investment advisers, subject to the requirements of the 1940 Act; and

     WHEREAS,  the  Advisor  desires  to retain  the  Sub-Advisor  to assist the
Advisor in the provision of a continuous  investment program for that portion of one or more of the Trust's series' (each a "Fund") assets which the Advisor will assign to the Sub-Advisor  (the  "Sub-Advisor  Assets"),  and the Sub-Advisor is
willing to render such  services,  subject to the terms and conditions set forth in this Agreement.

     NOW,  THEREFORE,  in consideration  of mutual covenants  recited below, the parties agree and promise as follows:

     1. Appointment as Sub-Advisor.  The Advisor hereby appoints the Sub-Advisor to act as investment adviser for and to manage the Sub-Advisor  Assets,  subject to the  supervision  of the Advisor and the Board of Trustees of the Trust,  and
subject to the terms of this Agreement;  and the Sub-Advisor hereby accepts such appointment.  In such capacity,  the  Sub-Advisor  shall be responsible  for the investment  management of the  Sub-Advisor  Assets.  The  Sub-Advisor  agrees to exercise the same degree of skill, care and diligence in performing its services under this Agreement as the Sub-Advisor exercises in performing similar services with  respect  to  other  fiduciary  accounts  for  which  the  Sub-Advisor  has investment responsibilities, and that a prudent manager would exercise under the circumstances.

     2. Duties of the Sub-Advisor.

          (a)  Investments.  The Sub-Advisor is hereby  authorized and directed, and hereby agrees,  subject to the stated investment  objectives,  policies and  restrictions  of each Fund as set forth in such Fund's  prospectus and statement of additional  information  as currently in effect and as amended from  time to  time  (collectively  referred  to as the  "Prospectus")  and subject to the directions of the Advisor and the Trust's Board of Trustees, to purchase,  hold and sell  investments for the Sub-Advisor  Assets and to monitor such  investments on an ongoing basis. In providing these services, the Sub-Advisor  will conduct an ongoing program of investment,  evaluation and, if appropriate,  sale and reinvestment of the Sub-Advisor  Assets. The
     Advisor  agrees to provide the  Sub-Advisor  information  concerning  (i) a
     Fund; (ii) its assets available or to become available for investment;  and
     (iii) the conditions of a Fund's or the Trust's  affairs as relevant to the
     Sub-Advisor  and all other  information as may be reasonably  necessary for the Sub-Advisor to perform its responsibilities  hereunder. The Sub-Advisor may perform its services  through its  affiliates,  employees,  officers or agents, and the Advisor shall not be entitled to the advice, recommendation or judgment of any specific  person;  provided,  however,  that the persons identified in the prospectus shall perform the portfolio  management duties described  therein until the  Sub-Advisor  notifies the Advisor that one or more other  affiliates,  employees,  officers or agents  identified in such notice shall assume such duties as of a specific date, and no affiliate may assume such duties  unless and until the Advisor has been  notified and has determined  whether any action of the Trust's Board shall be required,  and if such action is required, until such action has been taken.

          (b) Compliance with  Applicable  Laws,  Governing  Documents and Trust
     Compliance  Procedures.  In the  performance of its duties and  obligations under this Agreement,  the Sub-Advisor  shall,  with respect to Sub-Advisor
     Assets,  (i)  act  in  conformity  with:  (A)  the  Trust's  Agreement  and
     Declaration  of Trust (the  "Declaration  of Trust") and  By-Laws;  (B) the
     Prospectus;  (C) the policies and  procedures  for  compliance by the Trust with the  Federal  Securities  Laws (as that term is  defined in Rule 38a-1 under the 1940 Act)  provided  to the  Sub-Advisor  (together,  the  "Trust
     Compliance  Procedures");  and (D) the instructions and directions received in writing from the Advisor or the Trustees of the Trust;  and (ii) conform to and comply with the  requirements of the 1940 Act, the Advisers Act, and all other federal laws applicable to registered  investment  companies' and
     Sub-Advisors'  duties  under this  Agreement.  The Advisor will provide the
     Sub-Advisor  with any materials or  information  that the  Sub-Advisor  may reasonably request to enable it to perform its duties and obligations under this Agreement.

          The Advisor  will  provide the  Sub-Advisor  with  reasonable  advance notice, in writing,  of: (i) any change in a Fund's investment  objectives, policies and  restrictions as stated in the Prospectus;  (ii) any change to the Trust's  Declaration of Trust or By-Laws;  or (iii) any material change in the Trust Compliance Procedures; and the Sub-Advisor, in the performance of its  duties  and  obligations  under this  Agreement,  shall  manage the
     Sub-Advisor Assets consistently with such changes, provided the Sub-Advisor has received  such prior notice of the  effectiveness  of such changes from the Trust or the  Advisor.  In addition to such notice,  the Advisor  shall promptly  provide to the  Sub-Advisor a copy of a modified  Prospectus  and
     copies  of  the  revised  Trust  Compliance   Procedures,   as  applicable,
     reflecting such changes.  The  Sub-Advisor  hereby agrees to provide to the
     Advisor in a timely manner,  in writing,  such information  relating to the
     Sub-Advisor  and its  relationship  to, and  actions  for, a Fund as may be required to be contained in the  Prospectus or in the Trust's  registration statement  on Form  N-1A,  or  otherwise  as  reasonably  requested  by the
     Advisor.

          In order to assist the Trust and the Trust's Chief Compliance  Officer
     (the "Trust CCO") to satisfy the requirements contained in Rule 38a-1 under the 1940 Act, the Sub-Advisor shall provide to the Trust CCO: (i) access to the  Sub-Advisor's  chief compliance  officer (the  "Sub-Advisor  CCO"), as reasonably  requested by the Trust CCO; (ii) quarterly  reports  confirming that the Sub-Advisor has complied with the Trust  Compliance  Procedures in managing the Sub-Advisor  Assets; and (iii) quarterly  certifications  that there were no Material  Compliance Matters (as that term is defined by Rule
     38a-1(e)(2)) that arose under the Trust Compliance  Procedures that related to the Sub-Advisor's management of the Sub-Advisor Assets.

          (c) Sub-Advisor  Compliance  Policies and Procedures.  The Sub-Advisor
     shall  promptly  provide the Trust CCO with copies of: (i) a summary of the
     Sub-Advisor's  policies and procedures  for  compliance by the  Sub-Advisor with the Federal  Securities Laws (together,  the  "Sub-Advisor  Compliance
     Procedures"),  and (ii) any material changes to the Sub-Advisor  Compliance
     Procedures.  The Sub-Advisor shall cooperate fully with the Trust CCO so as
     to   facilitate   the  Trust   CCO's   performance   of  the  Trust   CCO's
     responsibilities  under Rule 38a-1 to  review,  evaluate  and report to the
     Trust's  Board of Trustees on the operation of the  Sub-Advisor  Compliance
     Procedures,  and  shall  promptly  report  to the  Trust  CCO any  Material
     Compliance  Matter  arising  under the  Sub-Advisor  Compliance  Procedures involving the  Sub-Advisor  Assets.  The  Sub-Advisor  shall provide to the
     Trust CCO: (i) quarterly reports  confirming the  Sub-Advisor's  compliance with the  Sub-Advisor  Compliance  Procedures  in managing the  Sub-Advisor
     Assets,  and (ii)  certifications  that there were no  Material  Compliance
     Matters   involving  the  Sub-Advisor  that  arose  under  the  Sub-Advisor
     Compliance  Procedures  that  affected  the  Sub-Advisor  Assets.  At least annually, the Sub-Advisor shall provide a certification to the Trust CCO to the effect that the Sub-Advisor  has in place and has implemented  policies and  procedures  that are reasonably  designed to ensure  compliance by the
     Sub-Advisor with the Federal Securities Laws.

          (d) Voting of Proxies.  Unless otherwise  instructed by the Advisor or
     the  Trust,   the  Sub-Advisor   shall  have  the  power,   discretion  and
     responsibility  to vote,  either in person or by proxy,  all  securities in which the  Sub-Advisor  Assets may be invested from time to time, and shall not be required to seek instructions from the Advisor, the Trust or a Fund.
     The  Sub-Advisor  shall also  provide its Proxy  Voting  Policy (the "Proxy
     Policy"),  and, if requested by the Advisor, a summary of such Proxy Policy suitable for including in the Prospectus, and will provide the Advisor with any material  amendment to the Proxy Policy within a reasonable  time after such amendment has taken effect. If both the Sub-Advisor and another person managing  assets  of a  Fund  have  invested  in  the  same  security,  the
     Sub-Advisor  and such other entity will each have the power to vote its pro rata share of the security.

          (e) Agent. Subject to any other written instructions of the Advisor or the Trust,  the  Sub-Advisor  is hereby  appointed  the  Advisor's  and the
     Trust's agent and  attorney-in-fact  for the limited  purposes of executing account  documentation,  agreements,  contracts and other  documents as the
     Sub-Advisor  shall be requested  by brokers,  dealers,  counterparties  and other persons in connection with its management of the Sub-Advisor  Assets, provided that, the Sub-Advisor's  actions in executing such documents shall comply with  federal  regulations,  all other  federal laws  applicable  to
     registered   investment   companies  and  the   Sub-Advisor's   duties  and
     obligations under this Agreement and the Trust's governing documents.

          (f)  Brokerage.  The  Sub-Advisor  will place  orders  pursuant to the
     Sub-Advisor's investment  determinations for a Fund either directly with an issuer or with any broker or dealer selected by the  Sub-Advisor,  pursuant to this  paragraph.  In  executing  portfolio  transactions  and  selecting brokers or dealers,  the Sub-Advisor  will use its best efforts to seek, on behalf of a Fund, the best overall  execution  available.  In assessing the best overall terms available for any  transaction,  the  Sub-Advisor  shall consider all factors that it deems  relevant,  including the breadth of the market in the security,  the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the  commission,  if  any,  both  for  the  specific  transaction  and on a continuing  basis. In evaluating the best overall terms  available,  and in selecting  the broker or dealer to execute a  particular  transaction,  the
     Sub-Advisor may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities  Exchange Act of 1934,
     as amended (the "1934 Act"))  provided to a Fund and/or other accounts over which the Sub-Advisor may exercise investment  discretion.  The Sub-Advisor is authorized to pay to a broker or dealer who provides such  brokerage and research  services a commission for executing a portfolio  transaction  for any of the  Funds  that is in excess of the  amount of  commission  another broker or dealer would have charged for effecting that  transaction if, but only if, the Sub-Advisor  determines in good faith that such commission was reasonable in relation to the value of the brokerage and research  services provided  by such  broker or  dealer,  viewed  in terms of that  particular transaction or in terms of the overall  responsibilities of the Sub-Advisor to a Fund  or  the  Sub-Advisor's  other  advisory  clients  for  which  it
     exercises   investment   discretion.   Such  authorization  is  subject  to
     termination  at any time by the  Board of  Trustees  of the  Trust  for any reason. In addition, the Sub-Advisor is authorized to allocate purchase and sale  orders for  portfolio  securities  to  brokers  or  dealers  that are affiliated  with  the  Advisor,  the  Sub-Advisor,  the  Trust's  principal underwriter,  or other  sub-advisors  (if  applicable)  if the  Sub-Advisor believes  that  the  quality  of the  transaction  and the  commission  are comparable to what they would be with other qualified  firms,  and provided that the  transactions  are consistent with the Trust's Rule 17e-1 and Rule
     10f-3  procedures.  The  Advisor  will  identify  all  brokers  and dealers
     affiliated  with  the  Trust,  the  Advisor,   and  the  Trust's  principal
     underwriter  (and the other  Sub-Advisors  of the Fund,  to the extent such information  is necessary  for the  Sub-Advisor  to comply with  applicable federal  securities  laws),  other than those  whose sole  business  is the distribution of mutual fund shares, who effect securities  transactions for customers.  The  Advisor  shall  promptly  furnish a written  notice to the
     Sub-Advisor if the information so provided is no longer accurate.

          In  connection  with its  management  of the  Sub-Advisor  Assets  and consistent  with its  fiduciary  obligation to the  Sub-Advisor  Assets and other clients, the Sub-Advisor,  to the extent permitted by applicable laws and  regulations,  may, but shall be under no obligation to,  aggregate the securities or futures  contracts to be sold or purchased in order to obtain the most  favorable  price or lower  brokerage  commissions  and  efficient execution. In such event, allocation of the securities or futures contracts so purchased or sold, as well as the expenses  incurred in the transaction, will be made by the Sub-Advisor in the manner the Sub-Advisor  considers to be,  over  time,  the most  equitable  and  consistent  with its  fiduciary obligations to the Sub-Advisor's Assets and to such other clients.

          (g) Securities Transactions.  In no instance will any Fund's portfolio securities be purchased from or sold to the Advisor,  the Sub-Advisor,  the
     Trust's  principal  underwriter,  or any affiliated  person the Trust,  the
     Advisor,  the Sub-Advisor or the Trust's principal  underwriter,  acting as principal in the transaction, except to the extent permitted by the SEC and the 1940 Act,  including Rule 17a-7 thereunder.  Subject to applicable laws and regulations,  including Rule 10f-3 under the Investment  Company Act of
     1940,  Sub-Advisor may purchase  securities from an unaffiliated  syndicate member in an underwriting in which an affiliated broker-dealer participates in the management activities of the syndicate.

          The Sub-Advisor  acknowledges  that the Advisor and the Trust may rely on Rule 17a-7,  Rule 17a-10,  Rule 10f-3,  Rule 12d3-1 and Rule 17e-1 under the 1940 Act, and the  Sub-Advisor  hereby agrees that it shall not consult with any other  sub-advisor  to the Trust with respect to  transactions  in securities for the  Sub-Advisor  Assets or any other  transactions of Trust assets.

          The  Sub-Advisor is authorized to engage in  transactions in which the
     Sub-Advisor, or an affiliate of the Sub-Advisor,  acts as a broker for both the  Fund  and for  another  party  on the  other  side of the  transaction
     ("agency cross transactions"). The Sub-Advisor shall effect any such agency cross  transactions in compliance with Rule 206(3)-2 under the Advisers Act and any other  applicable  provisions  of the federal  securities  laws and shall  provide the Advisor with  periodic  reports  describing  such agency cross transactions.  By execution of this Agreement, the Advisor authorizes the  Sub-Advisor or its affiliates to engage in agency cross  transactions, as  described  above.  The  Advisor  may revoke its  consent at any time by written notice to the Sub-Advisor.

          The Sub-Advisor hereby represents that it has implemented policies and procedures  that will prevent the  disclosure  by it, its  employees or its agents of the Trust's portfolio holdings to any person or entity other than the Advisor,  the Trust's custodian,  or other persons expressly designated by the Advisor.

          (h) Code of Ethics.  The  Sub-Advisor  hereby  represents  that it has adopted  policies  and  procedures  and a code  of  ethics  that  meet  the requirements  of Rule 17j-1  under the 1940 Act and Rule  204A-1  under the
     Advisers Act. Copies of such policies and procedures and code of ethics and any changes or  supplements  thereto  shall be delivered to the Advisor and the Trust, and any material violation of such policies,  and procedures and code of ethics by personnel of the  Sub-Advisor,  the sanctions  imposed in
     response  thereto,  and  any  issues  arising  under  such  policies,   and
     procedures  and code of ethics  shall be  reported  to the  Advisor and the
     Trust at the times and in the format  reasonably  requested  by the Advisor and the Board of Trustees.

          (i)  Books  and  Records.  The  Sub-Advisor  shall  maintain  separate detailed  records of all  matters  pertaining  to the  Sub-Advisor  Assets,
     including,   without  limitation,   brokerage  and  other  records  of  all
     securities  transactions.  Regarding any records  required to be maintained and  preserved  pursuant  to the  provisions  of Rule  31a-1 and Rule 31a-2 promulgated  under  the 1940 Act that are  prepared  or  maintained  by the
     Sub-Advisor on behalf of the Trust, copies will be surrendered  promptly to the Trust upon request.  The Sub-Advisor further agrees to preserve for the periods prescribed in Rule 31a-2 under the 1940 Act the records required to be maintained under Rule 31a-1 under the 1940 Act.

          (j) Information  Concerning  Sub-Advisor  Assets and the  Sub-Advisor.
     From time to time as the Advisor,  and any  consultants  designated  by the
     Advisor,  or the  Trust may  request,  the  Sub-Advisor  will  furnish  the
     requesting   party  reports  on  portfolio   transactions  and  reports  on
     Sub-Advisor  Assets  held  in the  portfolio,  all in  such  detail  as the
     Advisor,  its  consultant(s)  or the  Trust  may  reasonably  request.  The
     Sub-Advisor   will   provide  the  Advisor  with   information   (including
     information  that is  required  to be  disclosed  in the  Prospectus)  with respect to the portfolio managers  responsible for Sub-Advisor  Assets, any changes in the portfolio managers  responsible for Sub-Advisor  Assets, any changes in the ownership or management of the  Sub-Advisor,  or of material changes in the control of the  Sub-Advisor.  The Sub-Advisor  will promptly notify  the  Advisor of any  pending  investigation,  material  litigation, administrative proceeding or any other significant regulatory inquiry which affects the Sub-Advisor Assets.  Upon reasonable  request,  the Sub-Advisor will make  available  its officers  and  employees to meet with the Trust's
     Board of Trustees to review the Sub-Advisor Assets.

          (k) Valuation of Sub-Advisor Assets. The Sub-Advisor agrees to monitor the Sub-Advisor Assets and to notify the Advisor or its designee on any day that the Sub-Advisor  determines that a significant event has occurred with respect  to one or more  securities  held  in the  Sub-Advisor  Assets.  As
     requested  by  the  Advisor  or  the  Trust's  Valuation   Committee,   the
     Sub-Advisor hereby agrees to provide additional assistance to the Valuation
     Committee  of the Trust,  the  Advisor and the  Trust's  pricing  agents in valuing  Sub-Advisor  Assets held in the  portfolio.  Such  assistance  may include  fair value  pricing of portfolio  securities,  as requested by the
     Advisor.  The  Sub-Advisor  agrees  that  it will  act,  at all  times,  in accordance  with the Trust's  Valuation  Procedures,  and will provide such certifications  or  sub-certifications  relating to its compliance with the
     Trust's Valuation  Procedures as reasonably may be requested,  from time to time, by the Advisor or the Trust.

          The  Sub-Advisor  also will provide such  information  or perform such additional  acts as are  customarily  performed by a Sub-Advisor and may be required  for a  Fund  or the  Advisor  to  comply  with  their  respective obligations under applicable  federal securities laws,  including,  without limitation,  the 1940 Act, the Advisers  Act, the 1934 Act, the  Securities
     Act of 1933, as amended (the "Securities  Act"), and any rule or regulation thereunder.

          (l) Custody Arrangements. The Sub-Advisor, on each business day, shall provide the  Advisor,  its  consultant(s)  and the Trust's  custodian  such information as the Advisor and the Trust's custodian may reasonably request relating to all transactions  concerning the Sub-Advisor Assets. . The Fund shall be maintained  in the custody of the Custodian  approved by the Board of the  Trust.  The  Sub-Advisor  shall have no  liability  for the acts or omissions of the  Custodian  unless such act or omission is required by and
     taken  in  reliance   upon   instruction   given  to  the  Custodian  by  a
     representative  of the  Sub-Advisor.  Physical  custody of all  Sub-Advisor
     Assets,  including  cash and  equivalents,  shall be held by the Custodian.
     Sub-Advisor  shall at no time receive,  retain nor  physically  control any assets  forming  any  part  of the  Sub-Advisor  Assets.  All  transactions authorized by this agreement shall be transacted through the Custodian.  To the extent that the  Custodian  uses an affiliate of the  Sub-Advisor  as a local subcustodian, the Advisor hereby consents to any transaction effected as a service  with such  local  subcustodian  necessary  to invest and hold assets in such  local  market,  on the same terms and  conditions  as other similarly situated clients of such Custodian.

          (m) Historical Performance  Information.  To the extent agreed upon by the  parties,  the  Sub-Advisor  will  provide  the Trust  with  historical performance  information on a composite to be included in the Prospectus or for any other uses permitted by applicable law.

          (n) Regulatory  Examinations.  The Sub-Advisor will cooperate promptly and fully with the Advisor and/or the Trust in responding to any regulatory or compliance  examinations or inspections (including information requests)
     relating to the Trust,  the Fund or the Advisor brought by any governmental or regulatory authorities having appropriate jurisdiction  (including,  but not limited to, the SEC).

     3. Independent Contractor.  In the performance of its duties hereunder, the
Sub-Advisor  is and shall be an independent  contractor  and,  unless  otherwise expressly  provided  herein or otherwise  authorized  in writing,  shall have no authority to act for or represent a Fund, the Trust or the Advisor in any way or otherwise be deemed an agent of a Fund, the Trust or the Advisor.

     4. Services to Other  Clients.  Nothing  herein  contained  shall limit the freedom of the Sub-Advisor or any affiliated person of the Sub-Advisor to render
investment  advisory,   supervisory  and  other  services  to  other  investment
companies,  to act as  investment  adviser  or  investment  counselor  to  other persons, firms or corporations, or to engage in other business activities. It is understood  that the  Sub-Advisor  may give advice and take action for its other clients  that may differ  from advice  given,  or the timing or nature of action taken, for a Fund. The Sub-Advisor is not obligated to initiate transactions for a Fund in any security  that the  Sub-Advisor,  its  principals,  affiliates  or employees may purchase or sell for its or their own accounts or other clients.

     5. Expenses.  During the term of this Agreement,  the Sub-Advisor  will pay all  expenses  incurred  by it in  connection  with its  activities  under  this
Agreement, other than the costs of securities, commodities and other investments
(including  brokerage   commissions  and  other  transaction  charges,  if  any)
purchased or otherwise  acquired,  or sold or otherwise disposed of, for a Fund.
The Sub-Advisor, at its sole expense, shall employ or associate itself with such persons as it believes to be  particularly  fitted to assist it in the execution of its duties under this  Agreement.  The Trust or the Advisor,  as the case may be,  shall  reimburse  the  Sub-Advisor  for any  expenses as may be  reasonably incurred  by the  Sub-Advisor,  at the request of and on behalf of a Fund or the
Advisor.  The  Sub-Advisor  shall keep and  supply to the Trust and the  Advisor reasonable records of all such expenses.

     6.  Compensation.  For the services  provided and the expenses assumed with respect to a Fund pursuant to this Agreement,  the Sub-Advisor  will be entitled to the fee listed for the Fund(s) on Exhibit A. Such fees will be computed daily and payable in arrears no later than the seventh  (7th)  business day  following the end of each month,  on behalf of the Fund(s),  calculated  at an annual rate based on the Sub-Advisor Assets' average daily net assets.

     If this Agreement is terminated prior to the end of any calendar month, the fee shall be prorated for the portion of any month in which this Agreement is in effect  according to the proportion  which the number of calendar  days,  during which this  Agreement is in effect,  bears to the number of calendar days in the month, and shall be payable within ten (10) days after the date of termination.

     7.  Representations  and  Warranties of the  Sub-Advisor.  The  Sub-Advisor
represents and warrants to the Advisor and the Trust as follows:

          (a) The  Sub-Advisor is registered as an investment  adviser under the
     Advisers Act;

          (b) The  Sub-Advisor  is a  corporation,  duly  organized  and validly existing under the laws of the State of Delaware, with the power to own and possess its assets and carry on its business as it is now being conducted;

          (c) The execution, delivery and performance by the Sub-Advisor of this
     Agreement are within the Sub-Advisor's powers and have been duly authorized by all necessary action on the part of its Board of Directors and no action by or in respect  of, or filing  with,  any  governmental  body,  agency or official  is  required on the part of the  Sub-Advisor  for the  execution, delivery and  performance  by the  Sub-Advisor of this  Agreement,  and the execution, delivery and performance by the Sub-Advisor of this Agreement do not  contravene  or  constitute  a  default  under  (i)  any  provision  of applicable  law,  rule or  regulation;  (ii)  the  Sub-Advisor's  governing instruments; or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Sub-Advisor; and

          (d) The Form ADV of the Sub-Advisor previously provided to the Advisor
     (a copy of which is attached as Exhibit B to this  Agreement) is a true and complete  copy  of the  form  as  currently  filed  with  the  SEC  and the information  contained  therein is accurate  and  complete in all  material respects and does not omit to state any material fact necessary in order to make the statements  made, in light of the  circumstances  under which they are made, not misleading. The Sub-Advisor will promptly provide the Advisor and the Trust with a complete copy of all subsequent amendments to its Form
     ADV.

          (e) The  Sub-Advisor  agrees to carry at all times and with  companies acceptable  to the  Advisor,  and which  companies  are rated by A.M.  Best
     Company with at least an A-VII rating, or its equivalent,  insurance of the kind and in the  amount of  professional  errors  and  omissions  liability covering  services  provided  hereunder by the Sub-Advisor  with a combined single limit of not less than  $5,000,000 per claim and  $10,000,000 in the aggregate  annually,  which  insurance  shall be primary  to any  insurance carried by the Advisor.

          (f) Any  coverage  available  to the Advisor  shall apply on an excess basis.  Sub-Advisor agrees that Sub-Advisor,  Sub-Advisor's  insurer(s) and anyone claiming by, through or on Sub-Advisor's behalf shall have no claim, right of action or right of  subrogation  against the Advisor  based on any loss or liability insured against under the foregoing insurance  (including the fidelity bond).

          (g) The Sub-Advisor  agrees to furnish to the Advisor  certificates of insurance  in form  and  substance  reasonably  acceptable  to the  Advisor evidencing the specified  coverages  (including the fidelity bond) and will not  materially  change  (other than to increase  the level of coverage) or terminate  any of such  coverages  without at least 30 days' prior  written notice to the Advisor. The Sub-Advisor further agrees to endeavor to notify the Advisor as soon as possible when the Sub-Advisor receives notice of any adverse material change or termination of the specified coverages.

     8.  Representations  and Warranties of the Advisor.  The Advisor represents and warrants to the Sub-Advisor and the Trust as follows:

          (a) The  Advisor is  registered  as an  investment  adviser  under the
     Advisers Act;

          (b) The Advisor is a corporation  duly organized and validly  existing under the laws of the State of Delaware,  with the power to own and possess its assets and carry on its business as it is now being conducted;

          (c) The  execution,  delivery and  performance  by the Advisor of this
     Agreement are within the Advisor's  powers and have been duly authorized by all necessary  action on the part of its Board of Directors,  and no action by or in respect  of, or filing  with,  any  governmental  body,  agency or official is required on the part of the Advisor for the execution, delivery and  performance  by the  Advisor  of this  Agreement,  and the  execution, delivery and performance by the Advisor of this Agreement do not contravene or constitute a default under (i) any provision of applicable  law, rule or
     regulation;   (ii)  the  Advisor's  governing  instruments;  or  (iii)  any agreement,  judgment, injunction, order, decree or other instrument binding upon the Advisor;

          (d)  The  Advisor   acknowledges  that  it  received  a  copy  of  the
     Sub-Advisor's  Form ADV (a copy of which is attached as Exhibit B) prior to the execution of this Agreement.  The Advisor has furnished the Sub-Advisor a current copy of the prospectus and statement of additional information of the Funds and agrees during the  continuance  of this  Agreement to furnish the  Sub-Advisor  copies of any revisions or supplement  thereto at, or, if practicable, before the time the revisions or supplements become effective.
     No revisions shall be made nor supplements issued regarding the Sub-Advisor without the prior review and approval of the Sub-Advisor, such approval not to be unreasonably withheld. No written materials naming or relating to the
     Sub-Advisor,   its  employees  or  its  affiliated  companies,  other  than materials  provided or approved by the Sub-Advisor (such approval not to be unreasonably  withheld),  shall be used by the Advisor,  the Funds or their affiliates  in  offering  or  marketing  shares  of the Funds  without  the
     Sub-Advisor's  prior written  approval.  The Sub-Advisor  shall endeavor to review all materials requiring approval by the Sub-Advisor within five days of its  submission to the  Sub-Advisor.  The Advisor  agrees to furnish the
     Sub-Advisor  with minutes of meetings of the  Directors of the Funds to the extent  they may affect the duties of the  Sub-Advisor,  and with copies of any further  materials or information  which the Sub-Advisor may reasonably request to enable it to perform its functions under this Agreement.

          e) The  Advisor  and the Trust  have duly  entered  into the  Advisory
     Agreement  pursuant to which the Trust authorized the Advisor to enter into this Agreement; and

          (f) The Advisor and the Trust have policies and procedures designed to detect and deter disruptive trading  practices,  including "market timing,"
     and the Advisor and the Trust each agree that they will continue to enforce and abide by such  policies and  procedures,  as amended from time to time, and comply with all existing and future laws relating to such matters or to the purchase and sale of interests in the Funds generally.

     9. Survival of Representations and Warranties;  Duty to Update Information.
All  representations  and  warranties  made by the  Sub-Advisor  and the Advisor pursuant to Sections 7 and 8 of this Agreement,  respectively, shall survive for the duration of this Agreement and the parties hereto shall promptly notify each other in writing upon becoming  aware that any of the foregoing  representations and warranties are no longer true.

     10. Liability and Indemnification.

     (a)  Liability.  The duties of the  Sub-Advisor  shall be confined to those expressly  set  forth  herein,  with  respect  to the  Sub-Advisor  Assets.  The
Sub-Advisor  shall  not be  liable  for any loss  arising  out of any  portfolio investment  or  disposition  hereunder,  except a loss  resulting  from  willful misfeasance,  bad faith or negligence in the  performance  of its duties,  or by reason of reckless disregard of its obligations and duties hereunder,  except as may otherwise be provided under  provisions of applicable  state law that cannot be waived or modified hereby.  Under no  circumstances  shall the Sub-Advisor be liable  for  any  loss  arising  out of any act or  omission  taken  by  another sub-advisor,  or any other third party, in respect of any portion of the Trust's assets not managed by the Sub-Advisor  pursuant to this  Agreement.  Sub-Advisor shall not be liable to the Advisor,  the Trust or the Trustees for any action or omission of the  Custodian  unless such act or omission is required by and taken in reliance upon instruction  given to the Custodian by a representative  of the
Sub-Advisor.

     The Sub-Advisor  and any of its directors,  officers or employees shall not in any event have any liability to the Advisor to the extent that performance of its  obligations is prevented or impeded as a consequence  of any  circumstances beyond its reasonable control,  including (without limitation)  nationalization, currency  restrictions,  acts of  war,  acts of God,  breakdown  or  failure  of transmission  or  communications  or computer  facilities that is not due to the negligence of the Sub-Advisor or any of its affiliates,  postal or other strikes or industrial  action,  Government  action,  or the failure or disruption of any stock exchange, clearing house, settlements systems or market.

     (b) Indemnification. The Sub-Advisor shall indemnify the Advisor, the Trust and each Fund,  and their  respective  affiliates and  controlling  persons (the
"Sub-Advisor  Indemnified  Persons") for any  liability and expenses,  including reasonable  attorneys'  fees,  which the Advisor,  the Trust or a Fund and their respective  affiliates  and  controlling  persons may sustain as a result of the
Sub-Advisor's willful misfeasance,  bad faith, negligence, or reckless disregard of its duties hereunder;  provided,  however,  that the Sub-Advisor  Indemnified
Persons  shall not be  indemnified  for any  liability or expenses  which may be sustained  as  a  result  of  the  Advisor's  willful  misfeasance,  bad  faith, negligence, or reckless disregard of its duties hereunder.

     The  Advisor  shall  indemnify  the  Sub-Advisor,  its  affiliates  and its controlling  persons (the "Advisor  Indemnified  Persons") for any liability and expenses,  including  reasonable  attorneys' fees, howsoever arising from, or in connection  with the Advisor's  breach of this Agreement or its  representations and warranties herein or as a result of the Advisor's willful  misfeasance,  bad faith,  negligence,  reckless  disregard of its duties hereunder or violation of applicable law; provided,  however,  that the Advisor  Indemnified Persons shall not be  indemnified  for any  liability or expenses  which may be sustained as a result of the  Sub-Advisor's  willful  misfeasance,  bad faith,  negligence,  or reckless disregard of its duties hereunder.

     11.  Duration and Termination.

     (a) Duration. This Agreement,  unless sooner terminated as provided herein, shall for the Fund(s) listed on Exhibit A attached  hereto remain in effect from the date of execution (the "Effective Date"), until two years from the Effective
Date,  and  thereafter,  for  periods of one year,  so long as such  continuance thereafter  is  specifically  approved  at least  annually  (i) by the vote of a majority of those  Trustees of the Trust who are not  interested  persons of any party to this  Agreement,  cast in person at a meeting called for the purpose of voting on such approval,  and (ii) by the Trustees of the Trust,  or by the vote of a majority of the outstanding  voting securities of each Fund (except as such vote may be unnecessary  pursuant to relief  granted by an exemptive  order from the SEC).  The  foregoing  requirement  that  continuance  of this  Agreement be
"specifically  approved  at  least  annually"  shall  be  construed  in a manner consistent with the 1940 Act and the rules and regulations thereunder.

     (b)  Termination.  This  Agreement  may be terminated as to any Fund at any time,  without  the payment of any penalty by: (i) the vote of a majority of the
Trustees  of the  Trust,  the  vote  of a  majority  of the  outstanding  voting securities of the Fund, or the Advisor, or (ii) the Sub-Advisor on not less than
90 days written notice to the Advisor and the Trust.  This Agreement may also be terminated  as to any  Fund at any time by any  party  hereto  immediately  upon written  notice to the other  parties  in the event of a breach of any  material provision to this Agreement by any of the parties.

     This Agreement shall not be assigned and shall terminate  automatically  in the event of its assignment, except as provided otherwise by any rule, exemptive order  issued by the SEC, or No Action  Letter  provided or pursuant to the 1940
Act, or upon the termination of the Advisory Agreement.  In the event that there is a proposed change in control of the  Sub-Advisor  that would act to terminate this  Agreement,  if a vote of  shareholders  to  approve  continuation  of this
Agreement  is at that time  deemed by counsel to the Trust to be required by the
1940 Act or any rule or regulation thereunder,  the Sub-Advisor agrees to assume all reasonable costs associated with soliciting  shareholders of the appropriate
Fund(s) of the Trust to approve  continuation of this  Agreement.  Such expenses include  the costs of  preparation  and  mailing  of a proxy  statement,  and of soliciting  proxies.  In the event that such  proposed  change in control of the
Sub-Advisor  shall occur  following  either:  (i) receipt by the Advisor and the
Trust of an exemptive order issued by the SEC with respect to the appointment of sub-advisors absent shareholder  approval, or (ii) the adoption of proposed Rule
15a-5 under the 1940 Act, the Sub-Advisor  agrees to assume all reasonable costs and expenses (including the costs of mailing) associated with the preparation of a  statement,  required by the  exemptive  order or Rule 15a-5,  containing  all information  that  would  be  included  in a proxy  statement  (an  "Information
Statement").  In addition,  if the  Sub-Advisor  shall resign,  the  Sub-Advisor agrees to assume  all  reasonable  costs and  expenses  (including  the costs of mailing) associated with the preparation of an Information Statement.

     This   Agreement   shall   extend  to  and  bind  the   heirs,   executors,
administrators and successors of the parties hereto.

     12.  Amendment.  This  Agreement  may be amended  by mutual  consent of the parties, provided that the terms of any material amendment shall be approved by:
(a) the  Trust's  Board of  Trustees,  and (b) the vote of a  majority  of those
Trustees  of the  Trust  who are not  interested  persons  of any  party to this
Agreement  cast in person at a meeting  called for the purpose of voting on such approval,  if such approval is required by applicable law, and unless  otherwise permitted  pursuant to exemptive relief granted by the SEC or No Action position granted  by the  SEC or  its  staff,  by a vote  of  the  majority  of a  Fund's outstanding securities.

     13. Confidentiality.  Any information or recommendations supplied by either the Advisor or the  Sub-Advisor,  that are not otherwise in the public domain or previously  known to the other party in connection  with the  performance of its obligations and duties  hereunder,  including  portfolio  holdings of the Trust, financial  information  or  other  information  relating  to  a  party  to  this
Agreement, are to be regarded as confidential  ("Confidential  Information") and held in the strictest confidence. Except as may be required by applicable law or rule or as requested by regulatory  authorities having jurisdiction over a party to this  Agreement,  Confidential  Information  may be used only by the party to which said  information  has been  communicated  and such other  persons as that party  believes are necessary to carry out the purposes of this  Agreement,  the custodian,  and such persons as the Advisor may designate in connection with the
Sub-Advisor Assets.  Nothing in this Agreement shall be construed to prevent the
Sub-Advisor  from giving other entities  investment  advice about, or trading on their behalf, in the securities of a Fund or the Advisor.

     14.  Use of  Sub-Advisor's  Name.  During the term of this  Agreement,  the
Advisor shall have permission to use the Sub-Advisor's  name in the marketing of the Fund,  and agrees to furnish the  Sub-Advisor  at its  principal  office all
prospectuses,   proxy  statements  and  reports  to  shareholders  prepared  for distribution  to  shareholders  of the Fund or the  public,  which  refer to the
Sub-Advisor in any way. The Advisor  agrees not to use the name "Aberdeen  Asset
Management"  in  any  Fund  material  unless   permitted  and  approved  by  the
Sub-Advisor;  provided, however, that the Advisor may use such name where (i) in the  opinion of counsel to the  Advisor or the Fund,  or as directed by the SEC, such use is necessary to make the disclosures contained in the Fund material not misleading and (ii) the Advisor  provides the Sub-Adviser  with prompt notice of the  required  disclosure.  It is  understood  that the  names  "Aberdeen  Asset
Management"  and any  derivative  thereof  or logos  associated  with such names
(collectively,   the  "Aberdeen  Names"),  are  the  valuable  property  of  the
Sub-Advisor  and its  affiliates and that the Advisor and/or the Fund shall only have  the  right to use the  Aberdeen  Names in Fund  materials  subject  to the constraints  set  forth in this  paragraph  and with the prior  approval  of the
Sub-Advisor, as applicable, and under the terms described in Section 8(d) above.
Upon  termination of this Agreement,  the Advisor and the Fund shall, as soon as is reasonably possible, cease to use the Aberdeen Names.

     15.  Notice.  Any  notice,  advice or report to be given  pursuant  to this
Agreement  shall be deemed  sufficient  if  delivered  or mailed by  registered, certified  or  overnight  mail,  postage  prepaid  addressed by the party giving notice to the other party at the last address furnished by the other party:

    (a)      If to the Advisor:

             Mercer Global Investments, Inc.
             1166 Avenue of the Americas
             New York, NY  10036
             Attention:  Chief Counsel

    (b)      If to the Sub-Advisor:

             Aberdeen Asset Management Inc.
             1735 Market Street, 37th Floor
             Philadelphia, PA 19103
             Mailstop, PHI01-37
             Attn:  General Counsel

     16. Governing Law. This Agreement shall be governed by the internal laws of the State of New York without  regard to conflict of law  principles;  provided, however that nothing  herein shall be construed as being  inconsistent  with the
1940 Act.  Where the effect of a  requirement  of the 1940 Act  reflected in any provision  of this  Agreement is altered by a rule,  regulation  or order of the
SEC, whether of special or general  application,  such provision shall be deemed to incorporate the effect of such rule, regulation or order.

     17. Entire  Agreement.  This  Agreement  embodies the entire  agreement and understanding  between the parties hereto,  and supersedes all prior  agreements and understandings  relating to this Agreement's  subject matter. This Agreement may be executed in any number of counterparts,  each of which shall be deemed to be an original,  but such  counterparts  shall,  together,  constitute  only one instrument.

     18. Severability.  If any provision of this Agreement shall be held or made invalid by a court decision,  statute, rule or otherwise,  the remainder of this
Agreement shall not be affected thereby.

     19. Warranties of Performance.  The parties hereto acknowledge that meeting or  exceeding  any  benchmarks  that may be  referred to in the  prospectus  and statement of additional  information is a target only, and that the Sub-Advisor, its employees and agents shall not be liable to the Advisor, the Trust or a Fund or to any  third  party  solely  for  failure  to meet or  outperform  any  such benchmark.  No warranty is given by the  Sub-Advisor  as to the  performance  or profitability of the Sub-Advisor Assets.

     20. Certain  Definitions.  For the purposes of this Agreement and except as
otherwise   provided   herein,   "interested   person,"   "affiliated   person,"
"affiliates," "controlling persons" and "assignment" shall have their respective meanings as set forth in the 1940 Act, subject,  however,  to such exemptions as may be granted by the SEC,  and the term "Fund" or "Funds"  shall refer to those
Fund(s) for which the Sub-Advisor provides investment management services and as are listed on Exhibit A to this Agreement.

     21. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

     IN WITNESS  WHEREOF,  the parties hereto have executed this Agreement as of the day and year first written above.

ADVISOR
MERCER GLOBAL INVESTMENTS, INC.

By:  /s/ David M. Goldenberg
         David M. Goldenberg
         Chief Counsel

SUB-ADVISOR
ABERDEEN ASSET MANAGEMENT INC.

By:  /s/ Christian Pittard
         Christian Pittard
         Chief Executive Officer

                                                                       EXHIBIT A

                             SUB-ADVISORY AGREEMENT

                                     BETWEEN

                         MERCER GLOBAL INVESTMENTS, INC.
                                       AND
                         ABERDEEN ASSET MANAGEMENT INC.

                                November 30, 2005

                     MGI US SHORT MATURITY FIXED INCOME FUND

FEE SCHEDULE

ASSETS                                       ANNUAL FEE

On first $100 Million                             .18%
On next $400 Million                             .108%
Over $500 Million                                 .09%

                                                                       EXHIBIT B

                         ABERDEEN ASSET MANAGEMENT INC.

                                    FORM ADV

                                 (Please attach)